UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 30, 2022
Date of Report (Date of earliest event reported)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Rue Blanche	Paris	France	75009
(Address of principal executive offices)			(Zip Code)
+33 17 585 0939
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.025 per share	CRTO	Nasdaq Global Select Market
Ordinary Shares, nominal value €0.025 per share*		Nasdaq Global Select Market

*Not for trading, but only in connection with the registration of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01	Entry into Material Agreement.

As previously disclosed, on December 22, 2021, Criteo S.A. (the “Company”) entered into a Framework Purchase Agreement (the “Purchase Agreement”), by and among the Company, IPONWEB Holding Limited (“IPONWEB”), Exezars Limited (a subsidiary of IPONWEB and collectively with IPONWEB, the “Sellers”), Mr. Ljubisa Bogunovic, in his capacity as trustee of the “IW General Management Trust” (the “Trustee”) and Mr. Boris Mouzykantskii, founder and Chief Executive Officer of IPONWEB (the “Founder”). The Purchase Agreement contemplated the acquisition of the business of IPONWEB by the Company (the “Acquisition”).

On August 1, 2022, the Company, Sellers, Trustee and Founder entered into an amended and restated Framework Purchase Agreement (the “A&R Purchase Agreement”), amending and restating the Purchase Agreement, to reflect revisions to its structure, including to exclude IPONWEB’s subsidiary in Russia, to account for laws and regulations adopted around the world in connection with Russia’s invasion of Ukraine and to reflect the change in the macro-economic and geopolitical environment since its execution.

The Company is funding the purchase price of the Acquisition with (i) approximately $180 million of cash on hand, which is subject to certain adjustments including for working capital, other current assets and current liabilities and net indebtedness and (ii) treasury shares of the Company corresponding to a total value at closing of approximately $70 million, in an amount which shall not exceed 4.9% of the Company’s share capital and voting rights. The A&R Purchase Agreement, also provides for contingent consideration payable in cash to the Founder in an amount up to $100 million, conditioned upon the achievement of certain net revenue targets by the Company for the 2022 and 2023 fiscal years (the “Contingent Consideration”).

Consummation of the Acquisition, which occurred on August 1, 2022, was subject to receipt of antitrust clearance in the United States, as well as certain other customary conditions to closing. The A&R Purchase Agreement also contains customary representations and warranties, as well as customary covenants. Under the A&R Purchase Agreement, following consummation of the Acquisition, Sellers are obligated to transfer certain employees of IPONWEB’s Russian subsidiary, which was not acquired by the Company, to certain entities acquired by the Company pursuant to the Acquisition no later than June 30, 2023 (the “Specific Reorganization”).

Pursuant to the terms of the A&R Purchase Agreement, the Sellers, the Trustee and the Founder shall indemnify the Company for, among other things, losses arising as a consequence of breaches of representations and warranties or certain other specified matters, including the Specific Reorganization, which indemnification obligations are secured by escrowed funds.

The foregoing description of the A&R Purchase Agreement is qualified in its entirety by reference to the full text of the A&R Purchase Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference in its entirety.

The A&R Purchase Agreement has been filed to provide actual and potential security holders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, IPONWEB or their respective subsidiaries and affiliates. The A&R Purchase Agreement contains or references various representations, warranties and covenants by the parties to the A&R Purchase Agreement. These representations, warranties and covenants were made solely for the benefit of the other parties to the A&R Purchase Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified by confidential disclosure schedules or other documents that were delivered to the other party in connection with the A&R Purchase Agreement and which contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the A&R Purchase Agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (iv) were made only as of the date of the A&R Purchase Agreement or such other date or dates as may be specified in the A&R Purchase Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the A&R Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or IPONWEB.

ITEM 2.01	Completion of Acquisition of Disposition of Assets.

On August 1, 2022, following entry into the A&R Purchase Agreement, the Company completed the Acquisition. The information set forth in Item 1.01 is incorporated herein by reference in its entirety.

ITEM 2.02	Results of Operations and Financial Condition

On August 3, 2022, the Company issued a press release and will hold a conference call regarding its financial results for the quarter ended June 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The Company is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures is contained in the attached Exhibit 99.1 press release.

ITEM 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2022, the Board of Directors of the Company amended and restated the By-laws (statuts) of the Company, effective immediately. Article 6 of the By-laws has been amended to provide that, as of July 30, 2022, the Company has a share capital of €1,624,036.40, divided into 64,961,456 shares with a par value of €0.025 each, decreased from €1,647,083.675, divided into 65,883,347 shares with a par value of €0.025 each. The foregoing description is qualified in its entirety by the amended By-laws, the English translation of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure.

On August 3, 2022, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1
Amended and Restated Framework Purchase Agreement, dated as of August 1, 2022, by and among the Company, Sellers, Mr. Ljubisa Bogunovic in his capacity as trustee of the “IW General Management Trust” and Mr. Boris Mouzykantskii*

3.1	Update to By-laws (statuts) of Criteo S.A. (English Translation)
99.1	Press Release dated August 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: August 3, 2022	By:	/s/ Sarah Glickman
	Name:	Sarah Glickman
	Title:	Chief Financial Officer